     As filed with the Securities and Exchange Commission on July 26, 2000
                                                      Registration No. 333-47417
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                         PIMCO ADVISORS HOLDINGS L.P.
            (Exact name of registrant as specified in its charter)

Delaware                                                          13-3412614
(State or Other Jurisdiction of                                   (I.R.S. Employer
Incorporation of Organization)                                    Identification Number)

                           800 Newport Center Drive
                        Newport Beach, California 92660
                                (949) 219-2200

                (Address, including Zip Code, Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                                Richard M. Weil
                     Managing Director and General Counsel
                           800 Newport Center Drive
                        Newport Beach, California 92660
                                (949) 219-2200

           (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)
                                ---------------

                                   Copy to:

                               David C. Flattum
                               Latham & Watkins
                       650 Town Center Drive, 20th Floor
                         Costa Mesa, California 92626
                                (714) 540-1235
                                ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================

                DEREGISTRATION OF UNITS OF LIMITED PARTNERSHIP

     This Post-Effective Amendment No. 1 (this "Amendment") amends the Registration Statement on Form S-3 (Registration No. 333-47417) filed March 6, 1998 (the "Registration Statement") pursuant to which PIMCO Advisors Holdings L.P., a Delaware limited partnership (the "Registrant") registered 93,854 of its units of limited partner interest under the Securities Act of 1933, as amended. The Securities and Exchange Commission declared the Registration Statement effective on March 12, 1998.

     The Registrant is filing this Amendment to deregister 12,422 of its units of limited partner interest previously registered pursuant to the Registration Statement, but which have not been offered and sold prior to the date of this Amendment.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 26, 2000.

                                 PIMCO ADVISORS HOLDINGS L.P., a Delaware limited partnership



                                 By:/s/ Richard M. Weil
                                    Richard M. Weil
                                    Managing Director and General Counsel